UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     July 18, 2013

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Roberts Realty Investors, Inc., the registrant, conducts business through its operating partnership, Roberts Properties Residential, L.P.  On July 18, 2013, the operating partnership closed a $5,500,000 loan from North Springs Financial, LLC, the lender.  The loan has a maturity date of July 17, 2014 and at closing, we paid a 3.0% origination fee to the lender and established a $755,000 interest reserve to pay the monthly interest only payments at an interest rate of 13% per annum.  We can extend the loan to January 17, 2015 through two 3-month extensions by paying a 1.0% extension fee for each 3-month extension.  The loan is secured by our North Springs rail station property.  The loan documents contain customary representations, covenants, and default provisions, and the loan was guaranteed by Roberts Realty Investors, Inc.

The North Springs property is located on Peachtree Dunwoody Road across the street from the North Springs rail station in the Perimeter Center area of Sandy Springs.  North Springs is a 10-acre mixed-use site zoned for 356 multifamily units, 210,000 square feet of office space, and 56,000 square feet of retail space.  We have listed the property for sale with CBRE, Inc., a global full service real estate firm, for a sales price of $16,600,000.  Upon the sale of the North Springs property, we will pay off the $5,500,000 loan and will pay the lender a 1% repayment fee.  The remaining sales proceeds would be used for investment in the development and construction of our Bradley Park and Highway 20 multifamily apartment communities.

The above description of the material terms of the North Springs loan is qualified in its entirety by reference to the full text of the Promissory Note; Deed to Secure Debt, Assignment of Rents, and Security Agreement; and Unconditional Guaranty of Payment and Performance, which are attached as Exhibits 10.1 through 10.3, respectively, to this report and are incorporated into this Item 1.01 by this reference.

Item 1.02 Termination of a Material Definitive Agreement.

On July 19, 2013, we used $2,000,000 of the loan proceeds to repay our Northridge land loan in full and intend to use the remaining loan proceeds for general working capital purposes.  We also intend to sell the Northridge land which is located near the Georgia 400 and Northridge Road interchange in Sandy Springs, Georgia.  The Northridge land, zoned for 220 multifamily units, has been cleared and graded, and we have also obtained the appropriate municipal entitlements for the property.  The Northridge land, which has a book value of $4,373,789, is now unencumbered and owned debt free.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit

10.1	Promissory Note in the principal amount of $5,500,000 dated July 18, 2013 by Roberts Properties Residential, L.P. to the order of North Springs Financial, LLC (North Springs).

10.2	Deed to Secure Debt, Assignment of Rents, and Security Agreement dated July 18, 2013 by and between Roberts Properties Residential, L.P. and North Springs Financial, LLC (North Springs).

10.3	Unconditional Guaranty of Payment and Performance dated July 18, 2013 by Roberts Realty Investors, Inc. in favor of North Springs Financial, LLC (North Springs).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: July 24, 2013	By:	/s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer